EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the New York Stock Exchange.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
12/10/2012	Sale	$ 1.2343	1	11000
12/11/2012	Sale	$ 1.2761	2	5700
12/12/2012	Sale	$ 1.2552	3	2300
12/13/2012	Sale	$ 1.2761	4	700
12/14/2012	Sale	$ 1.2529	5	1400
12/17/2012	Sale	$ 1.2492	6	8761
12/18/2012	Sale	$ 1.2688	7	8500
12/19/2012	Sale	$ 1.2790	8	6033
12/20/2012	Sale	$ 1.3000		7200
12/21/2012	Sale	$ 1.2446	9	8860
12/26/2012	Sale	$ 1.2787	10	25811
12/27/2012	Sale	$ 6.4458	11	5821
12/28/2012	Sale	$ 6.2677	12	2700
1/2/2013	Sale	$ 6.5000		1400
1/3/2013	Sale	$ 6.6050	13	2798
1/7/2013	Sale	$ 6.6000		1748
1/9/2013	Sale	$ 6.6757	14	1468
1/10/2013	Sale	$ 6.7506	15	2330
1/14/2013	Sale	$ 6.6525	16	10000
1/15/2013	Sale	$ 6.7500		2678
1/17/2013	Sale	$ 6.7050		100
1/18/2013	Sale	$ 6.6911	17	4303
1/22/2013	Sale	$ 6.6346	18	3250
1/23/2013	Sale	$ 6.6000		100
1/24/2013	Sale	$ 6.4583	19	31648
1/25/2013	Sale	$ 6.4022	20	9464
2/4/2013	Sale	$ 6.6787	21	3000
2/5/2013	Sale	$ 6.6806	22	3208
2/6/2013	Sale	$ 6.6701	23	2730

1 This transaction was executed in multiple trades at prices ranging from $1.22 – 1.25.
2 This transaction was executed in multiple trades at prices ranging from $1.27 – 1.30.
3 This transaction was executed in multiple trades at prices ranging from $1.25 – 1.31.
4 This transaction was executed in multiple trades at prices ranging from $1.27 – 1.28.
5 This transaction was executed in multiple trades at prices ranging from $1.25 – 1.27.
6 This transaction was executed in multiple trades at prices ranging from $1.24 – 1.26.
7 This transaction was executed in multiple trades at prices ranging from $1.26 – 1.27.
8 This transaction was executed in multiple trades at prices ranging from $1.27 – 1.30.
9 This transaction was executed in multiple trades at prices ranging from $1.24 – 1.25.
10 This transaction was executed in multiple trades at prices ranging from $1.26 – 1.30.
11 This transaction was executed in multiple trades at prices ranging from $6.38 – 6.70.
12 This transaction was executed in multiple trades at prices ranging from $6.25 – 6.40.
13 This transaction was executed in multiple trades at prices ranging from $6.60 – 6.65.
14 This transaction was executed in multiple trades at prices ranging from $6.65 – 6.69.
15 This transaction was executed in multiple trades at prices ranging from $6.75 – 6.77.
16 This transaction was executed in multiple trades at prices ranging from $6.65 – 6.69.
17 This transaction was executed in multiple trades at prices ranging from $6.66 – 6.70.
18 This transaction was executed in multiple trades at prices ranging from $6.60 – 6.64.
19 This transaction was executed in multiple trades at prices ranging from $6.39 – 6.64.
20 This transaction was executed in multiple trades at prices ranging from $6.40 – 6.4575.
21 This transaction was executed in multiple trades at prices ranging from $6.67 – 6.68.
22 This transaction was executed in multiple trades at prices ranging from $6.68 – 6.69.
23 This transaction was executed in multiple trades at prices ranging from $6.65 – 6.69.